EXHIBIT 10.38

October 28, 2024

VIA EMAIL DELIVERY:

Professor Benjamin Sredni

Professor Michael Albeck

Adv. Avichai Isachar

Adv. Hananel Levy

Re: License term Sheet Agreement effective July 17, 2023 ( the “Agreement”)

Gentlemen:

Pursuant to Paragraph 12 of the above captioned Agreement, Notice is hereby given that the Agreement is terminated.

In addition, your memberships in the Scientific Advisory and/or Business Advisory Boards are also terminated.

We wish you success in your future endeavors,

Very truly yours,

Qrons Inc.

/s/ Jonah Meer
By Jonah Meer
Chief Executive Officer

Cc: Dr. Ido Merfeld

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